UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 5, 2016

Electro Rent Corporation

(Exact Name of Registrant as Specified in Charter)

California	000-09061	95-2412961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6060 Sepulveda Boulevard, Van Nuys, CA		91411-2512
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (818) 787-2100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

A special meeting of the shareholders of Electro Rent Corporation was held on August 5, 2016. The meeting was held to submit the following previously disclosed proposals to a vote of our shareholders:

Proposal 1:	To consider and vote upon a proposal to adopt the Amended and Restated Agreement and Plan of Merger, dated as of June 23, 2016 (the “Merger Agreement”), by and among Elecor Intermediate Holding II Corporation, Elecor Merger Corporation and the Company, and approve the transactions contemplated thereby, including the merger (the “Merger”).

Proposal 2:	To consider and vote, on an advisory (non-binding) basis, upon specified compensation that may become payable to the named executive officers of the Company in connection with the Merger.

Proposal 3:	To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement proposal.

The three proposals are more fully described in our proxy statement that was filed with the Securities and Exchange Commission on July 7, 2016 and mailed to shareholders entitled to vote at the shareholder meeting beginning on July 7, 2016.

At the shareholder meeting, the shareholders adopted the Merger Agreement and approved the transactions contemplated thereby, including the Merger (proposal no. 1). As a result, the proposal to adjourn the special meeting (proposal no. 3) was not submitted for a vote at the shareholder meeting.

There were 21,439,695 shares of the Company common stock present in person or represented by proxy at the meeting, representing approximately 88.6% of the shares outstanding and eligible to vote.

The final voting results of each proposal are as follows:

Proposal 1: the Company’s shareholders adopted the Merger Agreement and approved the transactions contemplated thereby, including the Merger. Votes cast were as follows:

For	Against	Abstain
21,363,272	33,243	43,180

Proposal 2: the Company’s shareholders approved, on an advisory (non-binding) basis, the specified compensation that may become payable to the named executive officers of the Company in connection with the Merger. Votes cast were as follows:

For	Against	Abstain
20,762,106	450,659	226,930

Item 8.01.	Other Events.

On August 5, 2016, the Company issued a press release announcing the adoption of the Merger Agreement by its shareholders. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K and Exhibit 99.1 hereto contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements about when the closing of the Merger is expected to occur. These statements are based on the current beliefs and expectations of the Company’s management and are subject to known and unknown risks and uncertainties. Factors that could cause actual events to differ include, but are not limited to: (1) the incurrence of unexpected costs, liabilities or delays relating to the Merger; and (2) the failure to satisfy the conditions to the Merger. Factors that may affect the future results of the Company are set forth in its filings with the SEC, including its filing on Form 10-K for the fiscal year ended May 31, 2015. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release issued on August 5, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRO RENT CORPORATION

/s/ Allen Sciarillo
Name: Allen Sciarillo
Title: Chief Financial Officer

Dated: August 5, 2016